CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use of our report on Pioneer Micro-Cap Fund dated February 18, 1997 (and to all references to our firm) included in or made a part of Pre-Effective Amendment No. 1 and Amendment No. 1 to Registration Statement File Nos. 33-18639 and 811-7985, respectively.



                                             /s/ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 18, 1997